                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

 NAME OF COMPANY                          STATE OR JURISDICTION OF INCORPORATION
 ---------------                          --------------------------------------
 Insurance Management Solutions, Inc.                  Florida
 Colonial Claims Corporation                           Florida
 IMS Direct, Inc.                                      Florida